Exhibit 99.6

SEGMENT FINANCIAL SUMMARY

NDCHealth Corporation and Subsidiaries

(from continuing operations)

($ in millions)

	Fiscal 2003					Fiscal 2004
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Network Services and Systems:
Revenue	$59.3	$63.1	$63.4	$68.3	$254.1	$63.1	$66.9	$66.2	$60.9	$257.1
Cost of Service	$28.8	$29.0	$28.4	$30.6	$116.8	$28.0	$29.7	$28.4	$30.4	$116.5

Gross Profit	$30.5	$34.1	$35.0	$37.7	$137.3	$35.1	$37.2	$37.8	$30.5	$140.6
% margin	51.4%	54.0%	55.2%	55.2%	54.0%	55.6%	55.6%	57.1%	50.1%	54.7%
Operating Income	$15.1	$16.3	$14.1	$13.5	$59.0	$15.0	$15.7	$15.1	$7.3	$53.1
% margin	25.5%	25.8%	22.2%	19.8%	23.2%	23.8%	23.5%	22.8%	12.0%	20.7%

Information Management:
Revenue	$34.6	$36.0	$39.1	$39.5	$149.2	$35.9	$38.8	$37.9	$36.7	$149.3
Cost of Service	$17.9	$18.0	$19.4	$21.4	$76.7	$19.7	$19.7	$20.1	$21.0	$80.5

Gross Profit	$16.7	$18.0	$19.7	$18.1	$72.5	$16.2	$19.1	$17.8	$15.7	$68.8
% margin	48.3%	50.0%	50.4%	45.8%	48.6%	45.1%	49.2%	47.0%	42.8%	46.1%
Operating Income	$6.3	$8.3	$9.7	$8.7	$33.0	$6.3	$8.6	$7.7	$2.4	$25.0
% margin	18.2%	23.1%	24.8%	22.0%	22.1%	17.5%	22.2%	20.3%	6.5%	16.7%

Pharmacy Benefit Services:
Revenue	$3.0	$3.1	$3.0	$3.6	$12.7	$4.6	$4.8	$6.6	$13.9	$29.9
Cost of Service	$2.5	$2.3	$2.6	$3.0	$10.4	$3.7	$3.7	$5.7	$13.0	$26.1

Gross Profit	$0.5	$0.8	$0.4	$0.6	$2.3	$0.9	$1.1	$0.9	$0.9	$3.8
% margin	16.7%	25.8%	13.3%	16.7%	18.1%	19.6%	22.9%	13.6%	6.5%	12.7%
Operating Income	$—	$0.2	$0.1	$—	$0.2	$0.3	$0.5	$0.2	$(0.1)	$0.9
% margin	0.0%	6.5%	3.3%	0.0%	1.6%	6.5%	10.4%	3.0%	-0.7%	2.9%

Other
Operating Income	$—	$—	$—	$—	$—	$(1.5)	$(1.4)	$—	$(0.6)	$(3.5)

NDCHealth – Total
Revenue	$96.9	$102.2	$105.5	$111.4	$416.0	$103.6	$110.5	$110.7	$111.5	$436.3
Cost of Service	$49.2	$49.3	$50.4	$55.0	$203.9	$51.4	$53.1	$54.2	$64.4	$223.0

Gross Profit	$47.7	$52.9	$55.1	$56.4	$212.1	$52.2	$57.4	$56.5	$47.1	$213.2
% margin	49.2%	51.8%	52.2%	50.6%	51.0%	50.4%	51.9%	51.0%	42.2%	48.9%
Operating Income	$21.4	$24.8	$23.9	$22.2	$92.2	$20.1	$23.3	$23.0	$9.0	$75.4
% margin	22.1%	24.3%	22.7%	19.9%	22.2%	19.4%	21.1%	20.8%	8.1%	17.3%